Exhibit 10.53
Schedule of 2010 Annual Incentive Bonus Compensation Payouts
and 2010 and 2011 Base Salaries for Named Executive Officers

Named Executive Officer	2010 Base Salary	2011 Base Salary	2010 Annual Incentive Bonus Compensation (1)
Randy Churchey	$400,000	$416,000	$384,000
Randall H. Brown	$258,000	$260,000	$247,738
J. Drew Koester	$143,820	$145,000	$71,550
Christine Richards	$150,000	$165,000	$76,500
Thomas Trubiana	$225,000	$235,000	$229,500

(1) Amounts listed in this column reflect annual incentive cash bonuses paid pursuant to the Incentive Compensation Plan for Executive Officers.